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                                                                   Exhibit 10.42

                                  [LETTERHEAD]

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                                     December 17, 1999

VIA FEDERAL EXPRESS

Mr. James J. Cramer
Cramer Partners, L.P.
40 Fulton Street, 24th fl.
New York, NY  10038

Dear Mr. Cramer:

     The purpose of this letter is to set forth our agreement with respect to the purchase by UFP Technologies, Inc. ("UFP") of 570,000 shares of the common stock (the "Common Stock") of UFP from the persons listed on Schedule A hereto (the "Cramers").

     1. Subject to the approval of UFP's Board of Directors, UFP hereby agrees to purchase 570,000 shares of Common Stock (the "Stock") from the Cramers pursuant to the terms hereof at $2-13/16 per share. Upon notice of satisfaction of the conditions set forth in this Section 1, the Cramers shall deliver promptly to UFP certificates representing the Stock, endorsed in blank and in proper form for transfer (the "Certificates"). Upon receipt of the Certificates, UFP shall wire the purchase price for the Stock in accordance with the written instructions of James J. Cramer.

     2. The Cramers hereby represent and warrant that: (i) the Cramers own, hold and have good and marketable title to all the Stock, free and clear of any and all liens, pledges and encumbrances of any kind, (ii) the Cramers have beneficially owned the Stock for more than two years prior to the date of this Agreement, (iii) the Cramers are authorized to enter into this Agreement and the transactions contemplated hereby and (iv) the Cramers' execution of this Agreement and performance of the Cramers' obligations under this Agreement will not violate, breach or conflict with any agreements or court orders to which the Cramers are subject.

     3. The Cramers hereby further acknowledge: (i) that the Cramers approached UFP and proposed that UFP repurchase the Stock; (ii) that UFP from time to time considers strategic alliances, joint ventures and acquisitions, as well as share buy-back, going-private and change-of-control transactions; and (iii) that there may be material, nonpublic information regarding UFP that has not been disclosed to the Cramers and that could dramatically increase or decrease the value of the Stock, such as information

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James J. Cramer
Cramer Partners, L.P.
December 17, 1999, page 2
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concerning transactions like those described above or other matters, such as product introductions, new customers or changes in the competitive landscape.

     4. The Cramers hereby acknowledge and agree that the Cramers will not, directly or indirectly, without the prior written consent of UFP, sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of any shares of Common Stock (other than the Stock in accordance with the provisions of this Agreement) or any securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock held by them or which may be deemed to be beneficially owned by them pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended, for a period of 180 days after the date of this Agreement. The foregoing sentence shall not apply: (a) to transfers by way of testate or intestate cessation or by operational law; (b) to transfers to members of the immediate family of the undersigned who agree in writing to be bound by the terms and provisions of this paragraph 4 or to a trust, partnership, limited liability company or any other entity, all of the beneficial interests of which are held by the undersigned;
(c) to transfers to charitable organizations who agree in writing to be bound by the terms and provisions of this paragraph 4; (d) to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the sale of the Stock back to UFP as contemplated by this Agreement; or (e) to transfers pursuant to any tender offer, exchange offer, merger or other extraordinary transaction which is recommended by the Board of Directors of UFP.

     5. The Cramers, on their behalf and on behalf of each of their affiliates, hereby release and forever discharge UFP, and each of UFP's respective past, present and future representatives, affiliates, stockholders, directors, officers, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Cramers or any of the Cramers' respective affiliates now have, have ever had or may hereafter have against the respective Releasees arising by virtue of the sale of Stock hereunder.

     6. This Agreement constitutes the entire agreement between the parties. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation or breach of warranty or a covenant hereunder, whether intentional or not, shall be effective unless in writing and signed by a person duly authorized to waive the interests of such party. No such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This

James J. Cramer
Cramer Partners, L.P.
December 17, 1999, page 3
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Agreement shall be governed by and construed in accordance with the laws of The
Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable conflicts of laws thereof.

     If the agreement set forth herein is acceptable to you, please sign below where indicated.

                                       Sincerely,
                                       UFP TECHNOLOGIES, INC.

                                       By: /s/ R. JEFFREY BAILLY
                                          ------------------------------------
                                          R. Jeffrey Bailly, President & CEO

Accepted and Agreed:
J.J. CRAMER & CO.

By:
    ----------------------------

 /s/ JAMES J. CRAMER
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James J. Cramer


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Karen L. Cramer


CRAMER PARTNERS, L.P.
By:   CRAMER CAPITAL CORPORATION
      Its general partner

By:  /s/ JAMES J. CRAMER
    ----------------------------
     Name:  James J. Cramer
     Title: President

CRAMER CAPITAL CORPORATION

By:  /s/ JAMES J. CRAMER
    ----------------------------
     Name:  James J. Cramer
     Title: President

James J. Cramer
Cramer Partners, L.P.
December 17, 1999, page 4
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                                   SCHEDULE A

                                J.J. Cramer & CO.
                                 James J. Cramer
                                 Karen L. Cramer
                              Cramer Partners, L.P.
                           Cramer Capital Corporation